Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-64668, 2-40183, 2-80336, 33-57189, and 333-39938 on Form S-8 of our reports dated February 26, 2010, relating to the financial statements of Stepan Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 825, Financial Instruments (formerly, FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115) and ASC Topic 810, Consolidation (formerly, FASB Statement No. 160, Noncontrolling Interests in the Consolidated Financial Statements — an amendment of ARB No. 51)) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Stepan Company for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois
February 26, 2010

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